Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form N-1A of BlackRock Funds III of our reports dated December 22, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in BlackRock Funds III’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 20, 2026

Appendix A

BlackRock Funds III

1.	BlackRock Diversified Fixed Income Fund
2.	BlackRock LifePath ESG Index 2030 Fund
3.	BlackRock LifePath ESG Index 2035 Fund
4.	BlackRock LifePath ESG Index 2040 Fund
5.	BlackRock LifePath ESG Index 2045 Fund
6.	BlackRock LifePath ESG Index 2050 Fund
7.	BlackRock LifePath ESG Index 2055 Fund
8.	BlackRock LifePath ESG Index 2060 Fund
9.	BlackRock LifePath ESG Index 2065 Fund
10.	BlackRock LifePath ESG Index 2070 Fund
11.	BlackRock LifePath ESG Index Retirement Fund

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